Exhibit 99.1

Mistras Group Announces Second Quarter Results
Highlights of the Second Quarter 2018*

•	Q2 - $191.8 million of revenues; increased 13%

•	Q2 - $10.3 million of income from operations; increased 106%

•	Q2 - $6.0 million of net income; increased 171%

•	Q2 - $21.1 million of adjusted EBITDA; increased 35%

•	Q2 - $0.20 earnings per diluted share (GAAP) and $0.21 earnings per diluted share (non-GAAP)
*- All comparisons are versus the equivalent prior year period.

MISTRAS Group, Inc. August 6, 2018 4:01 PM

PRINCETON JUNCTION, N.J., August 6, 2018 (GLOBE NEWSWIRE) - Mistras Group, Inc. (MG: NYSE), a leading "one source" global provider of technology-enabled asset protection solutions, reported financial results for its second quarter ended June 30, 2018.

Consolidated revenues for the second quarter of 2018 were $191.8 million, 13% higher than the prior year period of $170.4 million. Services segment revenues were $147.7 million for the second quarter of 2018, 10% higher than $134.0 million in the prior year. The increase in revenues was due to the combined effects of organic growth, acquisition expansion and favorable FX rates. All three segments had organic revenue increases year-over-year.

Operating income for the second quarter was $10.3 million, 106% higher than the prior year period of $5.0 million. Second quarter 2018 net income was $6.0 million or $0.20 per diluted share, compared with $2.2 million and $0.07 per diluted share in the prior year period.

The Company generated $20.1 million of net cash from operations during the first six months of 2018. Adjusted EBITDA for the first six months of 2018 was $36.4 million. The Company’s net debt (total debt and capital leases of $165.9 million less cash and cash equivalents of $17.5 million) was $148.4 million at June 30, 2018.

Performance by segment was as follows:

Services segment Q2 revenues increased by $13.7 million or 10% over prior year, attributable to high-single digit acquisition growth coupled with low-single digit organic growth. Services segment Q2 operating income increased by $4.2 million or 35% over prior year. Services segment operating income margin increased by 200 bps.

International segment Q2 revenue increased by $7.2 million or 21% over prior year, attributable to mid-teens organic growth and mid-single digit favorable FX rates. International Q2 operating income increased $2.6 million from the prior year's operating loss.

Products and Systems segment Q2 revenue increased by $0.3 million or 6% over prior year. Products and Systems Q2 operating loss improved by $0.2 million compared with the prior year.

Dennis Bertolotti, Chief Executive Officer stated, "I am very pleased with our robust top-line growth during Q2, as each segment grew revenue organically. Our services segment also reached another all-time high for Q2 revenue, even after excluding the effect of all 2017 acquisitions. It is particularly noteworthy that our Services segment achieved organic growth in Q2, offsetting the previously disclosed large contract loss that discontinued at the beginning of April 2018. Our strong overall performance was attributable to solid organic growth, the benefit of acquisitions completed last year as well as favorable FX rates. Our consolidated operating margin improved by 250 basis points, driven by a 150 basis point improvement in our gross margin and a 100 basis point improvement in our operating expense ratio.”

Mr. Bertolotti added “Market conditions that strengthened during the second half of 2017 continued to improve in the first half of 2018, with oil and gas customer spending patterns rebounding from low prior year levels. In addition, we have a growing aerospace business and have also continued our successful push into expanding our complimentary mechanical services." Mr. Bertolotti concluded, stating “I believe macro-level economics drivers will be positive throughout the second half of 2018, and am confident in maintaining the forward momentum that we've built up over the past several successive quarters."

The Company’s 2018 financial guidance was reaffirmed, with expected revenue and capital expenditures trending towards the high end of the stated ranges, as follows:

•	Total revenues expected to be between $715 million to $730 million;

•	Net income expected to be between $21 million to $24 million;

•	Earnings per diluted share expected to be between $0.71 to $0.83;

•	Adjusted EBITDA expected to be between $78 million to $83 million;

•	Operating cash flow expected to be approximately $70 million; and

•	Capital expenditures expected to be between $15 million and $20 million.

Conference Call
In connection with this release, Mistras will hold a conference call on August 7, 2018 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras' Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-844-832-7227 and use confirmation code 6486346 when prompted. The International dial-in number is 1-224-633-1529.

About Mistras Group, Inc.
MISTRAS is a leading “one source” global provider of technology-enabled asset protection solutions used to evaluate the structural integrity of critical energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with asset life extension, improved productivity and profitability, compliance with government safety and environmental regulations, and enhanced risk management operational decisions.
MISTRAS uniquely combines its industry-leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity (MI) and non-destructive testing (NDT) services; destructive testing (DT) services; process and fixed asset engineering and consulting services; and its world class enterprise inspection data management and analysis software (PCMS™) to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company's website at www.mistrasgroup.com or contact Nestor S. Makarigakis, Group Director, Marketing Communications at marcom@mistrasgroup.com.

Forward-Looking and Cautionary Statements
Certain statements made in this press release are "forward-looking statements" about Mistras' financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2018, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

Use of Non-GAAP Measures
In addition to financial information prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. The term "Adjusted EBITDA" used in this release is a financial measurement not calculated in accordance with GAAP and is defined as net income attributable to Mistras Group, Inc. plus: interest expense, provision for income taxes, depreciation and amortization, share-based compensation expense and certain acquisition related costs (including transaction due diligence costs and adjustments to the fair value of contingent consideration), foreign exchange (gain) loss and, if applicable, certain special items which are noted. A reconciliation of Adjusted EBITDA to a financial measurement under GAAP is set forth in a table attached to this press release. In addition, the Company has also included in the attached tables non-GAAP measurement” “Segment and Total Company Income (Loss) Before Special Items”, reconciling these measurements to financial measurements under GAAP. The Company uses the term “free cash flow”, a non-GAAP measurement the Company defines as cash provided by operating activities less capital expenditures (which is classified as an investing activity). The Company also uses the term “net debt”, a non-GAAP measurement defined as the sum of the current and long-term portions of long-term debt and capital lease obligations, less cash and cash equivalents.

Mistras Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	(unaudited)
	June 30, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$17,530	$27,541
Accounts receivable, net	144,200	138,080
Inventories	11,580	10,503
Prepaid expenses and other current assets	17,995	18,884
Total current assets	191,305	195,008
Property, plant and equipment, net	87,215	87,143
Intangible assets, net	59,171	63,739
Goodwill	199,656	203,438
Deferred income taxes	1,549	1,606
Other assets	5,093	3,507
Total assets	$543,989	$554,441
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$14,627	$10,362
Accrued expenses and other current liabilities	63,922	65,561
Current portion of long-term debt	2,225	2,358
Current portion of capital lease obligations	5,294	5,875
Income taxes payable	3,365	6,069
Total current liabilities	89,433	90,225
Long-term debt, net of current portion	150,024	164,520
Obligations under capital leases, net of current portion	8,370	8,738
Deferred income taxes	9,247	8,803
Other long-term liabilities	9,061	11,363
Total liabilities	266,135	283,649
Commitments and contingencies
Equity
Preferred stock, 10,000,000 shares authorized	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 28,373,535 and 28,294,968 shares issued	283	282
Additional paid-in capital	224,634	222,425
Retained earnings	73,624	64,717
Accumulated other comprehensive loss	(20,870)	(16,805)
Total Mistras Group, Inc. stockholders’ equity	277,671	270,619
Non-controlling interests	183	173
Total equity	277,854	270,792
Total liabilities and equity	$543,989	$554,441

Mistras Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Revenue	$191,793	$170,439	$379,423	$333,757
Cost of revenue	131,084	118,825	264,872	233,828
Depreciation	5,626	5,271	11,323	10,433
Gross profit	55,083	46,343	103,228	89,496
Selling, general and administrative expenses	41,267	37,973	80,301	75,273
Research and engineering	913	552	1,669	1,195
Depreciation and amortization	2,965	2,613	5,916	5,116
Acquisition-related expense (benefit), net	(366)	202	(1,360)	(341)
Income from operations	10,304	5,003	16,702	8,253
Interest expense	1,895	1,015	3,686	2,033
Income before provision for income taxes	8,409	3,988	13,016	6,220
Provision for income taxes	2,409	1,770	4,096	2,304
Net income	6,000	2,218	8,920	3,916
Less: net income attributable to non-controlling interests, net of taxes	—	1	12	7
Net income attributable to Mistras Group, Inc.	$6,000	$2,217	$8,908	$3,909
Earnings per common share:
Basic	$0.21	$0.08	$0.31	$0.14
Diluted	$0.20	$0.07	$0.30	$0.13
Weighted average common shares outstanding:
Basic	28,346	28,437	28,325	28,562
Diluted	29,334	29,599	29,349	29,754

Mistras Group, Inc. and Subsidiaries
Unaudited Operating Data by Segment
(in thousands)

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues
Services	$147,718	$134,043	$293,313	$260,372
International	41,111	33,904	79,567	68,160
Products and Systems	5,386	5,107	11,570	10,657
Corporate and eliminations	(2,422)	(2,615)	(5,027)	(5,432)
	$191,793	$170,439	$379,423	$333,757

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Gross profit
Services	$40,127	$35,490	$74,837	$65,703
International	12,689	8,828	23,396	19,288
Products and Systems	2,213	1,966	5,103	4,560
Corporate and eliminations	54	59	(108)	(55)
	$55,083	$46,343	$103,228	$89,496

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Segment and Total Company Income from Operations (GAAP) to Income before Special Items (non-GAAP)
(in thousands)

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Services:
Income from operations (GAAP)	$16,328	$12,132	$28,603	$19,513
Bad debt provision for a customer bankruptcy	—	—	—	1,200
Reorganization and other related costs	—	437	—	453
Acquisition-related expense (benefit), net	43	201	(990)	78
Income before special items (non-GAAP)	16,371	12,770	27,613	21,244
International:
Income (loss) from operations (GAAP)	2,455	(190)	3,375	2,843
Reorganization and other related costs	492	63	581	76
Acquisition-related expense (benefit), net	(409)	—	(409)	(501)
Income (loss) before special items (non-GAAP)	2,538	(127)	3,547	2,418
Products and Systems:
Loss from operations (GAAP)	(656)	(892)	(384)	(1,340)
Reorganization and other related costs	29	—	29	—
Loss before special items (non-GAAP)	(627)	(892)	(355)	(1,340)
Corporate and Eliminations:
Loss from operations (GAAP)	(7,823)	(6,047)	(14,892)	(12,763)
Acquisition-related expense (benefit), net	—	1	39	82
Loss before special items (non-GAAP)	(7,823)	(6,046)	(14,853)	(12,681)
Total Company
Income from operations (GAAP)	$10,304	$5,003	$16,702	$8,253
Bad debt provision for a customer bankruptcy	—	—	—	1,200
Reorganization and other related costs	521	500	610	529
Acquisition-related expense (benefit), net	(366)	202	(1,360)	(341)
Income before special items (non-GAAP)	$10,459	$5,705	$15,952	$9,641

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Cash Flow Information
(in thousands)

	Six months ended
	June 30, 2018	June 30, 2017
Net cash provided by (used in):
Operating activities	$20,095	$22,972
Investing activities	(10,287)	(14,218)
Financing activities	(19,257)	(2,726)
Effect of exchange rate changes on cash	(562)	1,602
Net change in cash and cash equivalents	$(10,011)	$7,630

Mistras Group, Inc. and Subsidiaries
Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)
(in thousands)

	Six months ended
	June 30, 2018	June 30, 2017
GAAP: Net cash provided by operating activities	$20,095	$22,972
Less:
Purchases of property, plant and equipment	(10,963)	(9,789)
Purchases of intangible assets	(265)	(688)
non-GAAP: Free cash flow	$8,867	$12,495

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Net Income to Adjusted EBITDA
(in thousands)

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net income	$6,000	$2,218	$8,920	$3,916
Less: net income attributable to noncontrolling interests, net of taxes	—	1	12	7
Net income attributable to Mistras Group, Inc.	$6,000	$2,217	$8,908	$3,909
Interest expense	1,895	1,015	3,686	2,033
Provision for income taxes	2,409	1,770	4,096	2,304
Depreciation and amortization	8,591	7,884	17,239	15,549
Share-based compensation expense	1,703	1,697	2,829	3,380
Acquisition-related expense (benefit), net	(366)	202	(1,360)	(341)
Reorganization and other related costs	521	500	610	529
Bad debt provision for unexpected customer bankruptcy	—	—	—	1,200
Foreign exchange loss	338	349	389	326
Adjusted EBITDA	$21,091	$15,634	$36,397	$28,889

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Net Income (GAAP) and Diluted EPS (GAAP) to Net Income Excluding Special Items (non-GAAP)
and Diluted EPS Excluding Special Items (non-GAAP)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net income (GAAP)	$6,000	$2,217	$8,908	$3,909
Special items, net of tax	44	396	(598)	1,166
Net Income Excluding Special Items (non-GAAP)	$6,044	$2,613	$8,310	$5,075

Diluted EPS (GAAP)	$0.20	$0.07	$0.30	$0.13
Special items, net of tax	0.01	0.02	(0.02)	0.04
Diluted EPS Excluding Special Items (non-GAAP)	$0.21	$0.09	$0.28	$0.17